                                                                     EXHIBIT 3.2


                                     Form
                                      of
                          Amended and Restated Bylaws


                                      of

                               LTM Holdings, Inc.



                                   ARTICLE 1


                                    Offices

          SECTION 1. Registered Office. The registered office of the Corporation
                     -----------------
within the State of Delaware shall be in the City of Wilmington, County of New Castle.

          SECTION 2. Other Offices. The Corporation may also have an office or
                     -------------
offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") shall from time to time determine or as the business of the
      -----
Corporation may require.

                                  ARTICLE II

                           Meetings of Stockholders

          SECTION 1. Place of Meetings. All meetings of the stockholders for the
                     -----------------
election of Directors of the Corporation ("Directors") or for any other purpose
                                           ---------
shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver thereof.

          SECTION 2. Annual Meeting. An annual meeting of stockholders shall be
                     --------------
held at such date and time as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board and transact such other business as may properly be brought before the meeting.

          SECTION 3. Special Meetings. Except as otherwise required by the
                     ----------------
General Corporation Law of the State of Delaware (the "GCL"), and subject to the
                                                       ---
rights of the holders of any series of preferred stock of the Corporation then outstanding, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution approved by at least 14 Directors.

          SECTION 4. Notice of Meetings. Except as otherwise expressly required
                     ------------------
by the GCL, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person (i) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice. An affidavit of the Secretary or an Assistant Secretary or of the stock transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          SECTION 5. List of Stockholders. The officer who has charge of the
                     --------------------
stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 6. Quorum, Adjournments. The holders of a majority of the
                     --------------------
voting power of the stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by the GCL or by the Restated Certificate of Incorporation of the Corporation as the same may be amended, modified, supplemented or restated from time to time (the "Certificate of Incorporation"). If, however, such quorum shall not be present
 ----------------------------
or represented by proxy at any meeting of stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 7. Organization. At each meeting of stockholders, the Chairman
                     ------------
of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board, or if one shall not have been elected, any Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 8. Order of Business. The order of business at all meetings of
                     -----------------
the stockholders shall be determined by the chairman of the meeting.

          SECTION 9. Voting. Except as otherwise provided by the GCL or the
                     ------
Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

               (a)  on the date fixed pursuant to the provisions of Section 7 of
          Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

               (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the GCL or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by the GCL, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.

On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

          SECTION 10. Voting of Shares by Certain Holders. (a) A stockholder of
                      -----------------------------------
the Corporation whose shares of capital stock of the Corporation are pledged shall be entitled to vote the pledged shares unless, in the transfer by the pledgor on the Corporation's books, such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may vote thereon.

          (b) Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that nothing herein shall be construed as limiting
           --------  -------
the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

          (c) If shares of capital stock of the Corporation are registered in the names of two or more persons, of if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship so providing, their acts with respect to voting shall have the following effect:

               (i)   if only one votes, his act binds all;

               (ii) if more than one votes, the act of the majority so voting binds all;

               (iii) if the vote is evenly split on any particular matter, each fraction may vote the stock in question proportionately unless otherwise ordered by a court pursuant to the laws of the State of Delaware.

          If an instrument showing that tenancy is held in unequal interests is filed with the Secretary, a majority or even-split shall be determined by interest.

          SECTION 11. Inspectors. The Board may, and shall if required by the
                      ----------
GCL, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of capital stock represented at the meeting and the results of the voting shall be prima facie evidence thereof. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be stockholders.

                                  ARTICLE III

                              Board Of Directors

          SECTION 1. General Powers. The business and affairs of the Corporation
                     --------------
shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the GCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders. The Board shall not delegate to any committee of the Board or to any officers of the Corporation the authority to conduct business in any manner that would curcumvent, or deprive SPE, USI or the Claridge Group or any of their respective Permitted Transferees or Third Party Transferees of, any of their respective rights set forth in the Stockholders Agreement. In no event will the Board establish an executive committee, or any committee performing functions comparable to those customarily performed by executive committees of boards of directors of public companies in the United States, without the prior written consent of SPE and USI if such consent is then required by the Stockholders Agreement. All committees of the Board will report to and be accountable to the Board.

          SECTION 2. Number, Qualification, Election and Term of Office. The
                     --------------------------------------------------
number of Directors constituting the Board shall be sixteen. Directors need not be stockholders of the Corporation. Except as otherwise provided by the Certificate of Incorporation, the Stockholders Agreement, the GCL or these By-Laws, the Directors (other than the members of the Board as of the Closing) shall be elected at the annual meeting of stockholders. Each Director shall hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal as hereinafter provided in these By-Laws, the Certificate of Incorporation or the Stockholders Agreement.

          SECTION 3. Place of Meetings. Meetings of the Board shall be held at
                     -----------------
such place or places, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice of any such meeting.

          SECTION 4. Annual Meeting. The Board shall meet for the purpose of
                     --------------
organization, the election of officers and the transactions of other business immediately following each annual meeting of stockholders, at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting of stockholders is not so held, the annual meeting of the Board may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 6 of this Article III.

          SECTION 5. Regular Meetings. The Board shall hold at least six
                     ----------------
regularly scheduled meetings per year at such times as may from time to time be fixed by resolution of the Board and no notice (other than the resolution) need be given as to a regularly scheduled meeting.

          SECTION 6. Special Meetings. Special meetings of the Board may be held
                     ----------------
at any time upon the call of the Chairman of the Board, if one shall have been elected, or at least two Directors, following notice to each Director which shall be given orally or by personal delivery, facsimile or reliable overnight courier at least three Business Days before the meeting. Reasonable efforts shall be made to ensure that each Director actually receives timely notice of any such special meeting. Notice of any such meeting need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 7. Agenda. A reasonably detailed agenda shall be supplied to
                     ------
each Director reasonably in advance of each meeting of the Board (which shall be at least three Business Days before the meeting), together with other appropriate documentation with respect to agenda items calling for action by the Board, to inform adequately the Directors regarding matters to come before the Board. Any Director wishing to place a matter on the agenda for any meeting of the Board may do so by communicating with the Chairman of the Board sufficiently in advance of such meeting so as to permit timely dissemination to all Directors of information with respect to the agenda items.

          SECTION 8. Quorum and Manner of Acting. A majority of the entire Board
                     ---------------------------
shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as otherwise expressly required by the GCL, the Certificate of Incorporation, these By-Laws or the Stockholders Agreement, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the

Directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the Directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice need only be given to the Directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 9.  Organization. At each meeting of the Board, the Chairman
                      ------------
of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board, any Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 10. Resignations. Any Director may resign at any time by
                      ------------
giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 11. Vacancies. Except as otherwise provided in the
                      ---------
Stockholders Agreement, any vacancy in the Board, whether arising from death, resignation, removal (with or without cause), or any other cause, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or, if there be but one Director remaining, by the sole remaining Director, or by the stockholders at the next annual meeting thereof or at a special meeting thereof (or written consent in lieu of such annual or special meeting). Each Director so elected shall hold office until his successor shall have been elected and qualified.

          SECTION 12. Removal of Directors. Directors may be removed only in
                      --------------------
accordance with the provisions of the Certificate of Incorporation.

          SECTION 13. Compensation. The Board shall have authority to fix the
                      ------------
compensation, including fees and reimbursement of expenses, of Directors for services to the Corporation in their capacity as Directors, including as members of any committee designated by the Board.

          SECTION 14. Committees. The Board shall establish the Nominating
                      ----------
Committee to perform the functions described in the Stockholders Agreement and an audit committee and compensation committee performing functions comparable to those customarily performed by audit committees and compensation committees of boards of directors of public companies in the United States. Except for the foregoing committees, the Board shall not establish any committees without the prior written consent of SPE and USI if such consent is then required by the Stockholders Agreement. The members of each committee shall be determined in accordance with the provisions of the Stockholders Agreement. Matters relating to the hiring, termination or compensation of executive officers of the Corporation (including any entering into, amendment, termination or renewal (including option renewals) of any agreement with an executive officer of the Corporation) shall be approved by the compensation committee of the Board. No Director who is then serving as an executive officer of the Corporation (a" Management Director") shall serve on
                                         -------------------
the audit or compensation committee of the Board. Subject to the foregoing, the Board shall have the power at any time to fill vacancies in, to change the membership of or to discharge any committee. Unless the Board otherwise provides, a majority of the members of each committee shall determine its acts. Each committee may adopt such rules and regulations for the conduct of its meetings as it deems proper and as are not inconsistent with the GCL, the Stockholders Agreement, the Certificate of Incorporation or these By-Laws. Each committee shall keep regular minutes of its meetings and report the same to the Board.

          SECTION 15. Action by Consent. Unless otherwise restricted by the
                      -----------------
Certificate of Incorporation, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or such committee, as the case may be.

          SECTION 16. Telephonic Meeting. Unless otherwise restricted by the
                      ------------------
Certificate of Incorporation, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting. Any required notice of the place of the meeting at which participation is by means of a conference telephone or similar communications equipment shall be sufficient if such notice designates as the place of the meeting the place at which one or more of the participants in the meeting is located at the time the meeting is held.

                                  ARTICLE IV

                                   Officers

          SECTION 1. Number and Qualifications. The officers of the Corporation
                     -------------------------
shall be elected by the Board and shall include the Chief Executive Officer, the Chief Operating Officer, the President, one or more Vice-Presidents, the Secretary and the Treasurer. The Board may elect as an officer of the Corporation a Chairman of the Board and may also elect such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Such officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. Any number of officers may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except for the Chairman of the Board, if one shall have been elected, need such officers be Directors of the Corporation. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation or removal, as hereinafter provided in these By-Laws.

          SECTION 2. Resignations. Any officer of the Corporation may resign at
                     ------------
any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

          SECTION 3. Removal. Any officer of the Corporation may be removed,
                     -------
either with or without cause, at any time, by the Board at any meeting thereof.

          SECTION 4. Chairman of the Board. The Chairman of the Board, if one
                     ---------------------
shall have been elected, shall be a member of the Board and an officer of the Corporation and, if present, shall preside at each meeting of the Board or the stockholders. He or she shall advise and counsel with the Chief Executive Officer and with other executive officers of the Corporation, and shall perform such other duties as the Board may direct from time to time.

          SECTION 5. Chief Executive Officer. The Chief Executive Officer shall
                     -----------------------
have a general change and control over the management of the business of the Corporation and its several officers and shall perform such other duties as the Board may direct from time to time.

          SECTION 6. Chief Operating Officer. The Chief Operating Officer shall
                     -----------------------
exercise supervision over the business of the Corporation and its several officers, subject to the oversight of the Chief Executive Officer, and shall perform such other duties as the Board may direct from time to time.

          SECTION 7. Compensation. An officer of the Corporation shall not be
                     ------------
prevented from receiving compensation by reason of the fact that he is also a Director.

                                   ARTICLE V

                     Stock Certificates and Their Transfer

          SECTION 1. Stock Certificates. Every holder of stock in the
                     ------------------
Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the GCL in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 2. Facsimile Signatures. Any or all of the signatures on a
                     --------------------
certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 3. Lost Certificates. The Board may direct a new certificate
                     -----------------
or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, required the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 4.  Transfers of Stock. Upon surrender to the Corporation or
                      ------------------
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 5.  Transfer Agents and Registrars. The Board may appoint, or
                      ------------------------------
authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

          SECTION 6.  Regulations. The Board may make such additional rules and
                      -----------
regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 7.  Fixing the Record Date. In order that the Corporation may
                      ----------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, in accordance with the GCL. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          SECTION 8.  Registered Stockholders. The Corporation shall be entitled
                      -----------------------
to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VI

                              General Provisions

          SECTION 1.  Dividends. Subject to the provisions of the GCL and the
                      ---------
Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

          SECTION 2.  Reserves. Before payment of any dividend, there may be set
                      --------
aside out of any funds of the Corporation available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board may think conducive to the interests of the Corporation. The Board may modify or abolish any such reserves in the manner in which it was created.

          SECTION 3.  Seal. The seal of the Corporation shall be in such form as
                      ----
shall be approved by the Board.

          SECTION 4.  Fiscal Year. The fiscal year of the Corporation shall be
                      -----------
the 12-month period commencing on the first day of [______] and ending on the last day of [______].

          SECTION 5.  Checks, Notes, Drafts, Etc. All checks, notes, drafts or
                      --------------------------
other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

          SECTION 6.  Execution of Contracts, Deeds, Etc. The Board may
                      ----------------------------------
authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 7.  Voting of Stock in Other Corporations. Unless otherwise
                      -------------------------------------
provided by resolution of the Board, the Chairman of the Board, if one shall have been elected, or any Management Director, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or such Management Director may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or such Management Director may, or may instruct the attorneys or agents so appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

          SECTION 8. Defined Terms. Capitalized terms used in these By-Laws but
                     -------------
not defined herein shall have the meanings ascribed thereto in the Stockholders Agreement, dated as of September 30, 1997, among the Corporation, Sony Pictures Entertainment, Inc., a Delaware corporation, Universal Studios, Inc., a Delaware corporation, Charles Rosner Bronfman Family Trust, a trust created under the laws of the province of Quebec, and the other persons listed on Exhibit A thereto, as the same may be amended, modified, supplemented or restated from time to time.

          SECTION 9. Stockholders Agreement. These By-Laws shall be subject to
                     ----------------------
the provisions of the Stockholders Agreement.

                                  ARTICLE VII

                                  Amendments

          These By-Laws may be amended or repealed or new by-laws adopted in the manner provided in the Certificate of Incorporation.

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